

LithiumOre



February 2018
OTC Markets: ORRP
www.LithiumOre.net

FORWARD-LOOKING STATEMENTS

LithiumOre is a wholly owned subsidiary of Oroplata Resources. Certain statements contained in this presentation, including all statements that are not historical facts, contain forward-looking statements and forward-looking information within the meaning of applicable securities laws. Such forward-looking statements or information include, but are not limited to, statements or information with the respect to Oroplata Resources Inc. ("Oroplata") overall objectives and strategic plans, work programs, exploration budgets and targets. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "budget", "scheduled", "estimates", "forecasts", "anticipates", or "believes" or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. With respect to forward-looking statements and information contained herein, we have made numerous assumptions including that, among other things, no significant adverse changes will occur to our planned exploration expenditures, that there will be no significant delays of the completion of our planned exploration programs; as to the continued availability of capital resources to fund our exploration programs; and that the company will not experience any adverse legislative or regulatory changes. Although management believes that the assumptions made and the expectations represented by such statements or information are reasonable, there can be no assurance that any forward-looking statements or information referenced herein will prove to be accurate.

Although Oroplata believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guaranties of future performance and actual results may differ materially from those in forward-looking statements. Forward-looking statements and information by their nature involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statement or information. Factors that could cause the actual result to differ include market prices, exploration and production successes and failures, continued availability of capital and financing, inability to obtain required shareholder or regulatory approvals, and general economic market or business conditions. Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ from those projected forward-looking statements. Forward-looking statements are based on beliefs, estimates and options of Oroplata's management on the date the statements are made. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Form S-1 filed on October 10, 2017, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

INVESTMENT HIGHLIGHTS

Lithium is the New Gasoline of Future

- ❖ New industry born – booming global demand for next generation(s) of Lithium batteries for usage in Electric Vehicles (EVs) and power storage
- ❖ Demand > Supply = Opportunity



LithiumOre Holds a Significant Land Package

- ❖ Lithium Rich Basin
- ❖ Nevada is world leader in Lithium resources

Execution Focused Strategy

- ❖Fast track the deposit to production in next 12 months
- ❖Focused on increasing foot print, (drilling, buying land, water rights)
- ❖Strategic Relationships with world class separation technology partners
- ❖M&A activity on Lithium and related assets throughout world
- ❖Plans for deployment of new high efficiency, rapid and low cost extraction technology

LithiumOre

ABOUT LITHIUMORE

LithiumOre is a lithium resource exploration and development company

- Currently Holds 260 lithium mineral claims, totaling 5200 acres, situated in Railroad Valley in Nye County, Nevada with sights on another 200,000 acres

- Seeking the sale of Lithium Carbonate and/or Lithium Hydroxide

LAND PACKAGE

- 260 Lithium mineral claims

DRILLING

- Actively involved in the drilling process

STRONG MANAGEMENT

- Highly experience industry leaders

LITHIUM THE "NEW GASOLINE"

- Light weight Lithium is a perfect replacement for the much heavier traditional Nickel used in most large batteries. Lithium batteries also have a high charge density and a longer life.
- Lithium-ion batteries have become the rechargeable battery of choice in cell phones, computers, electric cars and now mega scale electric storage.
- Demand for Lithium carbonate has sent the prices spiking to new historic highs


3
Li
Lithium
6.941
4
Be
11
Na
12









LITHIUM MARKET OVERVIEW

Rising Prices as Demand Outweighs Supply

- A whole new industry – a worldwide automotive and industrial lithium-ion battery industry – is being built.
- Demand is forecasted to outstrip supply for the foreseeable future.
- Driving the growth is the production and demand for a new generation of Lithium batteries for Electric Vehicles (EVs) and batteries for power storage.
- Market consumption could very well triple from the current 160,000 metric tons (mt) to a staggering 470,000mt by 2025. Just a 1% increase of EV vehicles hitting the market could increase lithium demand by 70,000mt, which is roughly half of the current demand for lithium today
- New battery mega-factories are securing raw materials to meet their demand

LithiumOre

WNB PROJECT HIGHLIGHTS

LithiumOre has a large, easily accessible resource base in a friendly jurisdiction

- One of the largest Lithium brine targets in Nevada – massive trapped basin
- Project area has had extensive past oil drilling, proving up brine horizons
- Widespread Lithium rich source rocks and ore grade (>150ppm) Lithium at surface as shown by our and USGS sampling
- Preliminary Lithium values in the ash horizons range from 200ppm to over 1500ppm
- Lithium values higher than Clayton Valley brines are found at surface over a large area
- Program of geologic mapping, geophysical surveys and targeted drilling will outline the depth and lateral extent of brine horizons
- Extensive network of geothermal springs located and sampled during the field program
- Thick volcanic ash horizons were mapped and sampled that directly correlated to horizons found in drilling logs
- Fast track area to production
- Generate preliminary economic analysis of project by examination of per well fluid flow rates

LithiumOre

WESTERN NEVADA BASIN PROJECT (WNB)

Location, Accessibility, Prerequisites, Presence



Reno
WNB
Project
Las Vegas

- Western Nevada Basin Property covers just over 6,000 acres. It consists of a total of two hundred sixty (260) placer claims. Each claim covers approximately 20 acres and was laid out by aliquot parts as required by the Bureau of Land Management.



Highway
Competitor
(BLM RECORDS)
Private Lands
& Minerals
Oroplata
Claim Block
Area of Interest

LithiumOre

WNB IS A MASSIVE OPPORTUNITY

The Nevada Railroad Valley is Comparable in Size to the Biggest Brine Producer-Salar de Atacama in Chile



Silver Peak
Playa
Long axis
52
40

Clayton Valley
Albemarle,
Pure Energy& Lithium-X

Railroad Valley
LithiumOre

Salar de Olaroz
Orocobre Ltd.

EXPLORATION & DEVELOPMENT AT WNB

Proposed Budget of $2,895,000 for 2018 Phase One

Office and Exploration Expenditures, 2018	
General and Administrative	600,000
Staking, Surveying and Land Admin	720,000
Drilling and Mobilization	800,000
Assaying and Shipping	50,000
Geologic Team & Field Personnel	250,000
Vehicles, Travel & Field Supplies	125,000
Contingency	350,000
Total Short Program Budget	**2,895,000**

- Designed Over 4 to 5 Months
- Surficial Sampling in February to March
- Drilling & Sampling in April to June

MANAGEMENT

Douglas Cole Director, Chairman CEO, CFO and Secretary

Mr. Cole, age 62, has been a Partner with Objective Equity LLC since 2005, a boutique investment bank focused on the high technology, data analytics and the mining sector. Mr. Cole currently serves on the Board of Directors of eWellness Healthcare Corporation (EWLL). Since 1977 Mr. Cole has held various executive roles, including Chairman, Executive Vice Chairman, Chief Executive Officer and President of multiple public corporations. From May 2000 to September 2005, he was also the Director of Lair of the Bear, The University of California Family Camp located in Pinecrest, California. During the period between 1991 and 1996 he was the CEO of HealthSoft and he also founded and operated Great Bear Technology, which acquired Sony Image Soft and Starpress, then went public and eventually sold to Graphix Zone. In 1995 Mr. Cole was honored by NEA, a leading venture capital firm, as CEO of the year. In 1997 Mr. Cole became CEO of NetAmerica until merging in 1999. Since 1982 he has been very active with the University of California, Berkeley mentoring early-stage technology companies. Mr. Cole has extensive experience in global M&A and global distributions. He obtained his BA in Social Sciences from UC Berkeley in 1978.

Greg Kuzma Cheif Geologist

Mr Kuzma is the Director of Exploration – a graduate of the University of Southern California, a well-respected and highly skilled exploration geologist with over 30 years' experience. Mr Kuzma has consulted with numerous mining groups and spent 12 years as Senior Project Geologist in Nevada for Teck Resources. Mr. Kuzma has extensive experience in the Southwest U.S., Mexico, El Salvador and Argentina. He has evaluated, designed, managed and implemented over 40 drill programs within Nevada's Great Basin.

BOARD OF DIRECTORS

William Hunter Director

Mr. Hunter, age 49, received his B.Sc. from DePaul University in Chicago and an MBA with distinction from the Kellstadt School of Business at DePaul University. Mr. Hunter is a seasoned financial executive with over 20 years of advisory and capital markets experience. Bill has been involved in over $20 billion of transactions throughout his career in the natural resources and industrial industries. Bill led the Americas Banking team at Nomura where he advised Mitsui in their acquisition of a minority interest in the Moatize Coal Mining complex from Vale and Globe Specialty Metals in their $3.1 billion 'merger of equals' transaction with FerroAtlantica. Before Nomura he led the team at Jefferies and did numerous transactions for mining companies globally, and is currently the CFO of AMCI Group, a premier owner and operator of mining related assets globally.

Douglas MacLellan Director

Mr. MacLellan, age 62, currently serves as Chairman of the Board of eWellness Corporation since May 2013. From November 2009 to December 2017 Mr. MacLellan was an independent director of ChinaNet Online Holdings, Inc. (NASDAQ: CNET) a media development, advertising and communications company. From June 2011 to present Mr. MacLellan has been Chairman of Innovare Products, Inc., a privately held company that develops innovative consumer products. From May 2014 through June 2016. Mr. MacLellan was on the Board as an independent director of Jameson Stanford Resources Corporation (OTCBB: JMSN) an early stage mining company. Until April 2014, Mr. MacLellan was Chairman and chief executive officer at Radient Pharmaceuticals Corporation. (OTCQB: RXPC.PK), a vertically integrated specialty pharmaceutical company. He also continues to serve as president and chief executive officer for the MacLellan Group, an international financial advisory firm since 1992 until 2016. From August 2005 to May 2009, Mr. MacLellan was co-founder and vice chairman at Ocean Smart, Inc., a Canadian based aquaculture company. From February 2002 to September 2006, Mr. MacLellan served as chairman and cofounder at Broadband Access MarketSpace, Ltd., a China based IT advisory firm, and was also co-founder at Datalex Corp., a software and IT company specializing in mainframe applications, from February 1997 to May 2002. Mr. MacLellan was educated at the University of Southern California in economics and international relations.

LithiumOre

HAYDEN IR

Investor Relations
T: (917) 658-7878
E: hart@haydenir.com

Investor Presentation
February 2018
OTC Markets: ORRP
www.LithiumOre.net